UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

------------------------

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EQUINOX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	1311	80-0324801
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

3300 S. Decatur, #10542
Las Vegas, NV 89102

(267) 295-7814

(Address, including zip code, and telephone number,

 including area code, of registrants principal executive offices)

Incorp Services, Inc.

375 N Stephanie St, Suite 1411

Henderson, Nevada 89014-8909

(702) 866-2500

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Tel: (206) 274-4598

Fax:  (206) 493-2777

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

               Large accelerated filer           |__|

Accelerated filer

|__|

 Non-accelerated filer

|__|

Smaller reporting company

| X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	1,640,000	$0.05 per share	$82,000	$4.58

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated May 15, 2009

PROSPECTUS
Equinox International, Inc.
1,640,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7 - 13.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is: May 15, 2009

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence operations in oil & gas exploration and production industry in North America. We are a start up company and have incurred losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We have only recently begun operations. In February 2009, we have acquired a non-operating interest in two West Central Alberta A & B Wells in Bigoray Area of Alberta, Canada. These two wells are operated by C.U. YourOilRig.com Corp. of Edmonton, Alberta. On February 2, 2009 we made a payment of $10,000 USD to complete the purchase of our interest. The estimated production of these two wells is 570 MCF/Day. We shall earn 0.8974% of YourOilRig.com’s 42% working interest in these wells. We received first payment of $341 CAD in April, 2009 from operation “A” which started in the end of March  2009. Operation “B” is scheduled to start in May 2009. There is no assurance that operation in B Well will start as scheduled or ever start at all, in which case we may never receive the revenues projected from it. The beginning of operation depends on weather conditions, equipment availability and receipt of regulatory approvals.

We intend to build our business through the acquisition of producing oil and natural gas wells, interests and leases. Our business strategy is to keep acquiring interests in producing oil and gas properties with steady income and upside exploration potential.

We were incorporated on November 5, 2008 under the laws of the state of Nevada. Our principal office is located at 3300 S. Decatur, #10542, Las Vegas, NV 89102. Our telephone number is

(267) 295-7814.

The Offering:

Securities Being Offered	Up to 1,640,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 1,640,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued

1,640,000 shares of our common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be come eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary Financial Information

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of February 28,2009 (Audited)
Balance Sheet
Total Assets	$23,462
Total Liabilities	$174
Stockholders Equity	$23,288
Period from November 5, 2008 (date of inception)
to February 28,2009 (Audited)
Income Statement
Revenue	$-
Total Expenses	$3,512
Net Loss	$(3,512)

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock. Any investment in our common stock is speculative. You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While at February 28, 2009, we had cash on hand of $13,462 we have accumulated a deficit of $3,512 in business development and administrative expenses. At this rate, we expect that we will only be able to continue operations for one year without additional funding.  We anticipate that additional funding will be needed for obtaining new interests in oil & gas reserves, general administrative expenses and marketing costs. We have not generated any revenue from operations to date.

In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY SUSPEND OR CEASE OPERATIONS.

We were incorporated on November 5, 2008, and our net loss since inception is $3,512 of which $743 is for bank charges, $90 is for postage expense, $174 is for an incorporation service fee and $2,500 is for our auditor’s fee. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•

completion of our future equity or debt financing;

•

our ability to purchase or develop oil and gas properties; and

•

our ability to compete with other large or new oil and gas companies.

Based upon current plans, we expect to incur operating losses in the foreseeable future because we will be incurring large expenses and generating small revenues. Failure to generate significant revenues in the future will cause us to go out of business.

BECAUSE OUR OFFICERS AND SOLE DIRECTORS HAVE NO EXPERIENCE IN OIL & GAS OPERATIONS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our officers and sole director have no professional training or experience in the field of oil and gas operations.  As a result, they may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  Their decisions and choices may not take into account standard engineering or managerial approaches oil & gas exploration companies commonly use.  Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

A DECLINE IN OR SUBSTANTIAL VOLATILITY OF OIL AND GAS PRICES COULD ADVERSELY AFFECT OUR BUSINESS, WHICH COULD MEAN A DECREASE IN OUR REVENUES.

We anticipate that our business will be primarily determined by oil and gas prices in North America. Volatility or weakness in oil and gas prices (or the perception that oil and gas prices will decrease) may result in the acquiring of new non-operating interests in oil & gas reserves. Significant declines in prices for oil and natural gas could harm our financial condition, results of operations and quantities of reserves recoverable on an economic basis. A decline in oil and gas prices or a reduction in drilling activities could materially and adversely affect our business and could seriously decrease our revenues or prevent us from generating any revenues.

WE FACE STRONG COMPETITION FROM LARGER OIL AND GAS COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

The exploration and production of oil and gas business is highly competitive. Other oil and gas companies will compete with us by bidding for exploration and production licenses and other properties and services that we will need to operate our business in the countries in which we expect to operate. This competition is increasingly intense. Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors.

Oil and gas properties have limited lives and, as a result, we may seek to replace and expand our reserves through the acquisition of new properties. In addition, there is a limited supply of desirable oil and gas lands available in North America where we would consider conducting exploration and/or production activities. The major oil and gas companies are often better positioned to obtain the rights to exploratory acreage for which we may compete.

If we are unable to adequately address our competition, including, but not limited to, finding ways to secure profitable oil and gas producing properties on terms that we consider acceptable, our ability to earn revenues will suffer.

WE RELY HEAVILY UPON RESERVE ESTIMATES WHEN DETERMINING WHETHER OR NOT TO INVEST IN A PARTICULAR OIL OR GAS PROPERTY.

The oil and gas reserve information that we use in evaluating oil and gas prospects is based on reserve estimates involving a great deal of uncertainty. The process of estimating oil and gas reserves and production is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. Different reserve engineers may make different estimates of reserves and cash flows based on the same available data. Reserve estimates depend in large part upon the reliability of available geologic and engineering data, which is inherently imprecise. Geologic and engineering data is used to determine the probability that a reservoir of oil and natural gas exists at a particular location, and whether oil and natural gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data including, but not limited to, geological characteristics of the reservoir, structure, reservoir fluid properties, the size and boundaries of the drainage area, reservoir pressure, and the anticipated rate of pressure depletion. The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and natural gas from adjacent or similar properties, but actual recoveries of proved reserves can differ from estimates.

Reserve estimates also require numerous assumptions relating to operating conditions and economic factors, including the price at which recovered oil and natural gas can be sold, the costs of recovery, assumptions concerning future operating costs, severance and excise taxes, development costs and workover and remedial costs, prevailing environmental conditions associated with drilling and production sites, availability of enhanced recovery techniques, ability to transport oil and natural gas to markets and governmental and other regulatory factors, such as taxes and environmental laws. Economic factors beyond our control, such as interest rates and exchange rates, will also impact the value of our reserves. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions. As a result, our reserve estimates will be inherently imprecise. A negative change in any one or more of these factors could result in quantities of oil and natural gas previously estimated as proved reserves becoming uneconomic.

IF WE ARE UNABLE TO FIND NEW OIL AND GAS RESERVES ON A REGULAR BASIS, WE WILL BE UNABLE TO MAINTAIN OPERATIONS AND OUR BUSINESS WILL FAIL.

As is customary in the oil and gas exploration and production industry, our future success depends upon our ability to find, develop or acquire oil and gas reserves that are economically recoverable. Even if the reserves are acquired and successfully developed, and unless we successfully replace the reserves that we develop through successful identification, analysis, and acquisition, our proved reserves will decline. Recovery of such reserves will require significant capital expenditures and successful drilling operations. If we are not successful in our efforts to find or replace our reserves, our business will fail.

SEASONAL WEATHER PATTERNS COULD ADVERSELY INFLUENCE OUR BUSINESS AND RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

In North America, the amount of oil and gas exploration and production activity is influenced by seasonal weather patterns. In spring, wet weather can make the ground unstable, and result in road closures that restrict the movement of rigs and other heavy equipment, thereby decreasing activity levels. Damage caused by severe weather, natural disasters or other operating hazards could result in substantial losses to us. We are not covered by insurance for any business interruptions resulting from such events and, upon the occurrence of a natural disaster; this lack of coverage could harm our financial position and results of operations. We believe that a severe change in weather patterns affecting our current or future properties could lower our business or cause us to go out of business.

UNINSURED LOSSES, NATURAL DISASTERS AND TERRORISM ARE BEYOND OUR CONTROL AND MAY OCCUR, RESULTING IN SIGNIFICANT LOSS FOR US.

We may suffer casualty or loss that is uninsured. Oil and natural gas exploration projects are subject to natural disasters, such as floods and earthquakes, which may not be covered by insurance. A terrorist attack would likely have an adverse impact on the regional economy, and damage due to terrorism may also not be covered by insurance.

WE MAY BE SUBJECT TO ENVIRONMENTAL LIABILITY CLAIMS THAT COULD RESULT IN SIGNIFICANT COSTS TO US.

We may be subject to claims for damages related to any impact that our operations have on the environment. An environmental claim could materially and adversely affect our business because of the costs of defending against these types of lawsuits, the impact on senior management's time and the potential damage to our reputation. As we undertake our business plan, our oil and gas operations are subject to government regulations and control. Failure to comply with applicable government rules could restrict our ability to engage in further oil and gas exploration and development opportunities.

BECAUSE OUR OFFICERS AND SOLE DIRECTOR HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our officers and sole director will only be devoting limited time to our operations.  Ms. Dannikova, our president and sole director, intends to devote 40% of her business time to our affairs. Ms. Manukhina, our secretary, will be devoting approximately 15% of her business time to our affairs.   Because our officers and sole director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Ms. Dannikova and Ms. Manukhina from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Dannikova Ms. Manukhina may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE OUR OFFICERS AND SOLE DIRECTOR OWN 64.66% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our officers and sole director own approximately 64.66% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control.  The interests of our officers and sole director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF ELENA DANNIKOVA, OUR CHIEF EXECUTIVE OFFICER AND SOLE DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER OR A DIRECTOR.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our Chief Executive Officer and sole director, Elena Dannikova, for the future success of our business. The loss of the services of Ms. Dannikova could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer or a director. If that should occur, until we find another person to act as our chief executive officer and director, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Ms. Dannikova and we do not have a contract for his services.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors’ shares.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock.  In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, by adding a $0.03 premium to the last sale price of our common stock to investors. This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,640,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All shares were acquired outside of the United States by non-U.S. persons. The shares include the following:

1.           900,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on February 2, 2009;

2.           740,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on February 20, 2009.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.the number of shares owned by each prior to this offering;

2.the total number of shares that are to be offered for each;

3.the total number of shares that will be owned by each upon completion of the offering; and

4.the percentage owned by each upon completion of the offering

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Yuliya Deshina Microraion of 1 May, 6-5 Moscow, Russia 105173	100,000	100,000	Nil	Nil
Andrey Razvodovskiy Lenina St., 79 Taishet, Russia 665000	100,000	100,000	Nil	Nil
Andrey Vlasov 1 May microdistrict, 37,289 Moscow Russia 105173	100,000	100,000	Nil	Nil
Daria Kobzeva Uzhno-Butovskaya, 80 k1-115 Moscow, Russia 117042	100,000	100,000	Nil	Nil
Olga Fisher Sosinskaya St., 6-12 Moscow, Russia 109316	100,000	100,000	Nil	Nil
Igor Rubanov Bolotnikovskaya St., 54/2, 8 Moscow, Russia 117209	100,000	100,000	Nil	Nil
Ekaterina Eremenko 1-Vladimirskaya 19/1-7 Moscow, Russia 111401	100,000	100,000	Nil	Nil
Elena Vysotskaya Molodogvardeiskaya St., 36/3-12 Moscow, Russia 121351	100,000	100,000	Nil	Nil
Vladimir Shiryayev Uzhno-Butovskaya, 80 k1-115 Moscow, Russia 117042	100,000	100,000	Nil	Nil
Viktor Maksakov m-n Avtozavodes, 6-9 Bryansk, Russia 241040	40,000	40,000	Nil	Nil
Valeriy Yermishin Petrova St., 9 Shiryaeva, Russia 664536	40,000	40,000	Nil	Nil
Sergey Terekhov 3 International St., 14-59 Bryansk, Russia 241012	40,000	40,000	Nil	Nil
Ekaterina Bas Lenina St., 79 Taishet, Russia 665000	40,000	40,000	Nil	Nil
Nadezda Tishchenko Naberegnay St., 1-B-13 Bryansk, Russia 241000	40,000	40,000	Nil	Nil
Nadezhda Filippova Myasnikova St., 6-61 Taishet, Russia 665000	40,000	40,000	Nil	Nil
Vladimir Vodnev Baikalskaya St., 215-18 Irkutsk, Russia 664075	40,000	40,000	Nil	Nil
Georgiy Bardymov Myasnikova St., 6-61 Taishet, Russia 665000	40,000	40,000	Nil	Nil
Nikolay Prudnikov Kosmonavtov St., 38 Bryansk, Russia 241047	40,000	40,000	Nil	Nil
Aleksey Zuyev Lenina St., 79 Taishet, Russia 665000	40,000	40,000	Nil	Nil
Vladimir Shishkin Petrova St., 9 Shiryaeva, Russia 664536	40,000	40,000	Nil	Nil
Vasiliy Nedoroda Myasnikova St., 6-61 Taishet, Russia 665000	40,000	40,000	Nil	Nil
Anton Yarunin Petrova St., 9 Shiryaeva, Russia 664536	40,000	40,000	Nil	Nil
Yuriy Arishin Klinsovskaya St., 40-25 Bryansk, Russia 241030	40,000	40,000	Nil	Nil
Ruslan Mykhailytskyi Naberegnaja St., 15 s. Ovsjuki, Ukraine 37460	30,000	30,000	Nil	Nil
Eevgeniy Radchenko Pogranichnicov St., 60A-12 Lybnu, Ukraine 37500	30,000	30,000	Nil	Nil
Maksym Bilous Naberegnaja St., 3 s. Ovsjuki, Ukraine 37460	30,000	30,000	Nil	Nil
Pavlo Holub Miru St., 67 s. Ovsjuki, Ukraine 37460	30,000	30,000	Nil	Nil
Ivan Baranovskyi Lenina St., 16 s. Ovsjuki, Ukraine 37460	30,000	30,000	Nil	Nil
Pavlo Ivanov Pogranichnicov St., 60A-62 Lybnu, Ukraine 37500	30,000	30,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 4,640,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or a broker-dealer's affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

-

a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-

a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

-

a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-

a toll-free telephone number for inquiries on disciplinary actions;

-

a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

-

such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-

bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of May 15, 2009, there were 4,640,000 shares of our common stock issued and outstanding that are held by 31 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick, P.C. to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Overview

We are engaged in the acquisition of interests and leases of developing and producing oil and natural gas wells. Our plan of operations for the next twelve months is to earn revenue from our non-operating interest of producing oil and gas well and to acquire additional interests in producing and development stage oil and gas exploration wells with exploration potential. We have only recently begun our current operations and earned our first payment of $341 CAD in April 2009, and have an operational loss of $3,512 from November 5, 2008 (date of inception) to February 28, 2009.

We have acquired an interest in two wells in the Bigoray Area of Alberta, Canada. We need capital to carry out our current business plan. We also anticipate that we will require additional financing in order to execute our business plan. We may not have sufficient financing to purchase interests in profitable oil and gas wells or to sustain our current operations.

Development of Business

On February 2, 2009, we purchased, for $10,000 USD a 0.8974% non-operating interest in two West Central Alberta A & B wells, which are located in Bigoray, Alberta, Canada. Our interest gives us the right to receive 0.8974% of the profits from YourOilRig.com’s 42% working interest in these wells, but it does not give us the right to operate the wells. C.U. YourOilRig.com Corp. of Edmonton, Alberta operates the wells and is obligated to pay us our 0.8974% interest out of their profits.

Operation “A” started in the end of March 2009. We are earning 0.8974% of YourOilRig.com’s 42% working interest in the well. Operation “B” is scheduled to start within 90 days of the completion of Operation “A” which is approximately in the middle of May or as soon as possible depending on weather conditions, equipment availability, and receipt of regulatory approvals. Once completed, we shall earn 0.8974% of YourOilRig.com’s 42% working interest in the well. Our Operation B is weather dependent. Work on Well B is expected to begin when the government lifts the road bans which are due to the thawing of the snow and ice on the roads--also referred to as “Spring Breakup”.  As long as the Spring Breakup continues in the area, workers may not be able to start working on Well B. In case of delay we may experience loss in revenue and may be forced to cease operations.

Description of property

The West Central Alberta A & B wells are located in Bigoray, Alberta, Canada. These two wells are capped, re-completion wells in an area with proven production records and YourOilRig.com’s is participating in a 42% interest in this project. These wells have been projected to produce approximately 570 mcf of Natural Gas per day. Because these wells are already drilled, they are supported by well logs, seismic, and subsurface mapping. There are multiple producing formations under this area including Viking, Glauconite, Ellerslie, Detrital, and Pekisko.

The following table describes our interest in the West Central Alberta A & B Wells in Bigoray Area of Alberta, Canada:

Title Documents	Farmout Lands and Rights	Expiry Date	Nature of Interest	Encumbrances
(including related well)
506010868	Twp 52 Rge 10 W5M: 1	25-Jan-11	0.8974% of	Crown Royalty
	All Natural Gaz in Mannville		YourOilRig.com’s 42% interest
100/11-01-052-10W5/00
596010400	Twp 52 Rge 10 W5M: 12	Indefinite	0.8974% of	Crown Royalty
	All Natural Gaz in Mannville		YourOilRig.com’s 42% interest
100/10-12-052-10W5/02

Future Oil and Gas Interests

Our search for oil and gas leases or interests in leases has been directed towards small and medium-sized oil and natural gas production companies and properties. For our initial property interest acquisitions, we are looking for low risk interests. During the next 12 months, we intend to include in our portfolio additional non-operating interests in producing or development stage oil and gas properties with exploration potential. As we continue the development of our portfolio of interests, we will be looking for properties and interests, which have the following qualities:

•

at least developmental drilling in proven producing areas;

•

significant additional production capacity through developmental drilling, recompletions and workovers;

•

further developmental potential;

•

in some cases, ability to assume operatorship or appointment of a known operator with relevant experience in the area.

Markets

We remain in the development stage. We have not generated revenues yet, we had had no oil and gas production, and we do not have any customers as of May 15, 2009. We only have a non-operating working interest in two West Central Alberta A & B wells, which are located in Bigoray, Alberta, Canada. However, we intend to acquire new properties. The availability of a ready market and the prices obtained for oil and gas produced depends on many factors, including the extent of domestic production and imports of oil and gas, the proximity and capacity of natural gas pipelines and other transportation facilities, fluctuating demand for oil and gas, the marketing of competitive fuels, and the effects of governmental regulation of oil and gas production and sales. A ready market exists for domestic oil and gas through existing pipelines and transportation of liquid products. Whether there exists an international market depends upon the existence of international delivery systems, political and pricing factors.

Competition

We are a new and unestablished oil and gas company and have a weak competitive position in the industry. We compete with other oil and gas companies for financing and for the acquisition of new oil and gas interests and properties. Many of the oil and gas companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of oil and gas interests or properties of merit, on exploration of their oil and gas properties, or on development of their oil and gas properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of oil and gas properties. This competition could result in competitors having oil and gas properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact our ability to achieve the financing necessary for us to acquire future oil and gas properties.

We will also compete with other junior oil and gas companies for financing from a limited number of investors that are prepared to make investments in junior oil and gas companies. The presence of competing junior oil and gas companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the oil and gas properties under investigation and the price of the investment offered to investors.

Competitive conditions may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by the government of the United States and other countries, as well as factors that we cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.

Compliance with Government Regulation

Our current and future operation and exploration activities are or will be subject to various laws and regulations in US and Canada in which we do or will conduct our activities. These laws and regulations govern the protection of the environment, conservation, prospecting, development, energy production, taxes, labor standards, occupational health, work safety, toxic substances, chemical products and materials, waste management, and other matters relating to the oil and gas industry.

Permits, registrations or other authorizations will be required for the operation of our future facilities and for our future oil and gas exploration and production activities. These permits, registrations or authorizations are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with these regulatory requirements, the provisions of required permits, registrations or other authorizations, and lease conditions, and violators are subject to civil and criminal penalties, including fines, injunctions or both. Failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties. Third parties may have the right to sue to enforce compliance.

We expect to be able to comply with those laws and do not believe that compliance will have a material adverse effect on our competitive position. We have obtained, and intend to obtain all licenses and permits required by all applicable regulatory agencies in connection with any oil and gas operations we carry out and our future exploration activities. We intend to maintain standards of environmental compliance consistent with regulatory requirements. We have obtained, and will obtain at the appropriate time, environmental permits, licenses or approvals required for our operations. We are not aware of any material violations of environmental permits, licenses or approvals issued with respect to our operations. We believe that the operator of the properties in which we have an interest complies with all applicable laws, rules and regulations relating to the control of air emissions on the properties. At this time, we do not anticipate any material capital expenditures to comply with various environmental requirements.

Compliance with environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect on our capital expenditures, earnings or competitive position. Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both. Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Changes in any of these laws and regulations could have a material adverse effect on business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

US Regulations

Our operations are or will be subject to various types of regulation at the federal, state and local levels. Such regulation includes requiring permits for the drilling of wells; maintaining bonding requirements in order to drill or operate wells; implementing spill prevention plans; submitting notification and receiving permits relating to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface usage and the restoration of properties upon which wells have been drilled, the plugging and abandoning of wells and the transporting of production. Our operations are or will be also subject to various conservation matters, including the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas we may be able to produce from our wells and to limit the number of wells or the locations at which we may be able to drill.

Operations on properties in which we have an interest are subject to extensive federal, state and local environmental laws that regulate the discharge or disposal of materials or substances into the environment and otherwise are intended to protect the environment. Numerous governmental agencies issue rules and regulations to implement and enforce such laws, which are often difficult and costly to comply with and which carry substantial administrative, civil and criminal penalties and in some cases injunctive relief for failure to comply.

Some laws, rules and regulations relating to the protection of the environment may, in certain circumstances, impose “strict liability” for environmental contamination. These laws render a person or company liable for environmental and natural resource damages, cleanup costs and, in the case of oil spills in certain states, consequential damages without regard to negligence or fault. Other laws, rules and regulations may require the rate of oil and gas production to be below the economically optimal rate or may even prohibit exploration or production activities in environmentally sensitive areas. In addition, state laws often require some form of remedial action, such as closure of inactive pits and plugging of abandoned wells, to prevent pollution from former or suspended operations.

Legislation has been proposed in the past and continues to be evaluated in Congress from time to time that would reclassify certain oil and gas exploration and production waste as hazardous waste. If such reclassification is successful, it would make these wastes subject to much more stringent storage, treatment, disposal and clean-up requirements, which could have a significant adverse impact on operating costs. From time to time initiatives to further regulate the disposal of oil and gas wastes are also proposed in certain states and may include initiatives at the county, municipal and local government levels. These various initiatives could have a similar adverse impact on operating costs.

The regulatory burden of environmental laws and regulations increases our cost and risk of doing business and consequently affects our profitability. The federal Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, also known as the “Superfund” law, imposes liability, without regard to fault, on certain classes of persons with respect to the release of a “hazardous substance” into the environment. These persons include the current or prior owner or operator of the disposal site or sites where the release occurred and companies that transported, disposed or arranged for the transport or disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for the federal or state government to pursue such claims. The federal Environmental Protection Agency and various state agencies continue to promulgate regulations that limit the disposal and permitting options for certain hazardous and non-hazardous wastes.

It is also not uncommon for neighboring landowners and other third parties to file claims for personal injury or property or natural resource damages allegedly caused by the release of hazardous substances into the environment.

Canadian Regulations

As our business plan may involve operation or exploration activities in Canada, we expect to comply with Canadian laws and regulations related to oil and gas industry. Canada has regulatory provisions relating to permits for the drilling of wells, the spacing of wells, the prevention of oil and natural gas waste, allowable rates of production and other matters. The amount of oil and natural gas produced is subject to control by regulatory agencies in each province that periodically regulate allowable rates of production.

In addition to the foregoing, in the future our Canadian operations may be affected from time to time by political developments in Canada and by Canadian federal, provincial and local laws and regulations, such as restrictions on production and export, oil and natural gas allocation and rationing, price controls, tax increases, expropriation of property, modification or cancellation of contract rights, and environmental protection controls.

The Canada Oil and Gas Operations Act provides for the making of regulations concerning the design, safety, construction, installation, inspection, testing, monitoring, operation, maintenance and repair of installations used in the exploration, development and production of oil and gas. The Act prohibits anyone from carrying on any work or activity related to the exploration for or the production of oil or gas unless they first obtain a license or authorization issued by the National Energy Board. As part of the application process, a plan must be submitted which shows that Canadians are being employed and that Canadian goods and services are being used. The National Energy Board may require that certain conditions be fulfilled, for example, that the person obtain appropriate insurance and that environmental studies be carried out.

The Oil and Gas Spills and Debris Liability Regulations govern the limits of liability for spills, authorized discharges and debris emanating or originating from work or activity related to the exploration or production of oil and gas.

The Canada Oil and Gas Drilling Regulations govern the exploration, drilling and conservation of oil and gas and specifies measures to ensure the safety of these operations. These regulations stipulate that no person may drill a well without authorization and approval, which is obtained upon application to the Chief Conservation Officer.

The Registration of Storage Tank Systems for Petroleum Products and Allied Petroleum Products on Federal Lands or Aboriginal Lands Regulations require registration of all specified storage tank systems located on federal lands or aboriginal lands, with the appropriate federal department administering the land. The Department of Environment will have access to the consolidated storage tank system records in each appropriate federal department. A prohibition on fuel delivery is provided for any unregistered storage tank systems.

Employees

We are a development stage company and we have no employees as of the date of this prospectus, other than our officers and sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at 3300 S. Decatur, #10542, Las Vegas, NV 89102.  Our telephone number is(267) 295-7814 .  This is the office of our President, Elena Dannikova. We do not pay any rent to Ms. Dannikova and there is no agreement to pay any rent in the future. Upon the completion of our offering, we do not intend to establish an office elsewhere.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 375 N Stephanie St, Suite 1411, Henderson, Nevada 89014-8909.

Market for Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 31 registered shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 46,400 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

During the next 12 months, we intend to include in our portfolio additional non-operating interests in producing or development stage oil and gas properties with exploration potential. We also intend to hire a qualified geologist who will be responsible for performing due diligence on our future oil and gas property acquisitions. Our geologist will be employed on a contract basis and will be compensated in the form of commissions from revenue generated by our interests of our properties.

The specific business milestones we plan to achieve in the next 12 months are:

1.

Make a list of potential interests of oil and gas properties available for purchase. To do this we plan to research on line, attend trade shows and contact our associates in oil and gas industry. We plan to have this list of properties completed during the months of May and June 2009.

2.

Gather and conduct due diligence on the potential properties available for purchase. To do this we plan to obtain the following documents for each property: investor presentation, property maps and reports. In our selection we plan to review the documents and contact the appropriate organizations to verify the reserves and ownerships of the properties. We also may hire someone to visit the property sites. We plan conduct this due diligence during the months of July to September 2009.

3.

Reserve a domain name and begin developing our website. We plan to hire an outside web designer to help us design and develop our website. We plan to start building our website in August 2009. Updating and improving our website will continue throughout the lifetime of our operations.

4.

Hire a qualified geologist who will be responsible for conducting due diligence on our behalf on the oil and gas properties that we plan to purchase. To do this we plan to contact our associates in the oil and gas industry. We also may put a “wanted ad” on our website and in online classifieds website such as www.craigslist.org. We plan to start looking for our geologist in September 2009.

5.

By December 2009, we plan to purchase at least one more interest in producing or developing state property.

6.

From May 2010, we plan to keep searching and acquiring interests in oil and gas properties.

To date, we have started to make a list of potential oil and gas properties available for purchase. In our search, we have considered properties from the following sources: www.youroilrig.com, www.energynet.com. We have also started researching various government auctions of oil and gas properties.

To acquire new interest in producing or development stage oil & gas wells we need to continue searching on the internet, specialized magazines, trade shows and exhibitions. Presently, opportunities to purchase interest in oil & gas reserves exist as small and midsize exploration companies need funds and look for investors to finish their exploration and start production. However there is no assurance that we are able to acquire new interest in profitable producing or development stage oil & gas wells. In this case we may incur losses and may be forced to shut down operations.

We will not receive any proceeds from the sale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financing. Our capital requirements for the next 12 months will continue to be significant.

Based on our current  operating plan, we do not expect to generate  revenue that is sufficient to cover our expenses for the next twelve months. In addition,  we do not have sufficient  cash and cash  equivalents to execute our operations and will need to obtain  additional  financing  to operate our business for the next twelve months. Additional financing, whether through public or private equity or debt financing,  arrangements  with the security holder or other sources to fund operations,  may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If  we  issue  additional  equity  securities  to  raise  funds,  the  ownership percentage of our existing  security holder would be reduced.  New investors may demand rights,  preferences or privileges senior to those of existing holders of our common  stock.  Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose  restrictions on our  operations.  If adequate funds are not available to satisfy  either short or long-term  capital  requirements,  our  operations  and liquidity could be materially adversely affected and we could be forced to cease operations.

Results of Operations For Period Ending February 28, 2009

We begun to earn revenues from our non-operating working interests in producing well "A". We earned $341 CAD in April 2009. Since our inception on November 5, 2008 to February 28, 2009, we incurred net loss of $3,512. These operating expenses were comprised of $743 is for bank charges, $90 is for postage expense, $174 is for incorporation service fee and $2,500 is for auditor fee. As of February 28, 2009, we had cash of $13,462 in our bank accounts. We plan to purchase additional non-operating working interests in existing leases. However, we anticipate that we will incur substantial losses over the next 12 months.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Elena Dannikova	33

Executive Officers:

Name of Officer	Age	Office

Elena Dannikova	33	President, Chief Executive Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer
Maria Manukhina	24	Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our officers and sole director for the past five years.

Since our inception on November 5, 2008, Elena Dannikova has been our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors.  Ms. Dannikova obtained a Bachelor’s degree in Linguistics from the Eastern State Language University in June 1998. As part of her study she spent one year in China at Dalian Institute of Foreign Languages in Dalian. After graduation she came back to China and worked for varies Chinese companies where she gained experience in International Trade. From 1998 she has been self-employed and involved in consulting in international trade. Ms. Dannikova has been consulting companies, involved in exporting lumber and metal from Russia and companies involved in importing goods from China. She helps to find distributers and manufactures of certain goods in China, helps in logistics and custom clearance. Ms. Dannikova consulted companies importing sanitary engineering equipment, water supply, sewerage materials, dishware, glassware, clothes,  souvenirs, building materials, constriction machinery and woodworking equipment. Her current project is laminate flooring. She is consulting Woodstep LLC company (woodstep.ru). Ms. Dannikova finds distributors of laminate flooring equipment in China and helps in delivery and custom clearance. Woodstep LLC produces flooring in Russia, and Ms. Dannikova continues to consult them in purchasing and transporting of raw materials, spare parts for equipment and in communication with Chinese engineers about technology and equipment maintenance.

Dannikova has not been a member of the board of directors of any corporations during the last five years.  She intends to devote approximately 40% of his business time to our affairs.  Ms. Dannikova does not have any technical experience in the oil & gas exploration sector.

Since February 2009, Maria Manukhina has been our Secretary. From year 2003 to 2007, Maria Manukhina has been a full time student, graduating in 2007 with a Bachelor Degree in Public Relation from Eastern State Language University. Since 2007 she has been working in Soyuz Company as a logistic specialist.

   During the past five years, Ms. Dannikova Ms. Manukhina and has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Dannikova and Ms. Manukhina was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Dannikova’s or Ms. Manukhina’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Significant Employees

We have no significant employees other than our officers and sole director.

Audit Committee Financial Expert

 We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

 Elena Dannikova, our President will be devoting approximately 40% of her time to our operations and Maria Manukhina, our Secretary, will be devoting approximately 15% of her time to our operations. Because Ms. Dannikova and Ms. Manukhina will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on November 5, 2008 to February 28, 2009 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens ation ($)	Total ($)
Elena Dannikova President, CEO, CFO, Treasurer, Chief Accounting Officer, and sole director Maria Manukhina Secretary	2008 2009 2008 2009	None None None None	None None None None	None None None None	None None None None	None None None None	None None None None	None None None None	None None None None

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with Elena Dannikova.  We do not pay him for acting as a director or officer.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of beneficial	Percent
Class	of beneficial owner	ownership	of class
Common	Elena Dannikova	2,500,000	53.88%
Stock	President, Chief Executive Officer, Chief Financial
	Officer, Treasurer, Chief Accounting Officer and sole Director
	3300 S. Decatur, #10542
	Las Vegas, NV 89102 Maria Manukhina Secretary 3300 S. Decatur, #10542 Las Vegas, NV 89102	500,000	10.78%
Common	All Officers and Directors as a	3,000,000	64.66%
Stock	group that consists of one person	shares

The percent of class is based on 4,640,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;
* Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
* Our sole promoter, Elena Dannikova;
* Any relative or spouse of any of the foregoing persons who has the same house as such person;
* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure of Commission Position Of Indemnification for
Securities Act Liabilities

Our officers and sole director is indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;		F-1

2.	Audited financial statements for the period from November 5, 2008 (inception) to February 28, 2009

	a.	Balance Sheets;	F-2
	b.	Statements of Operations;	F-3
	c.	Statements of Cash Flows;	F-4
	d.	Statement of Stockholders' Equity; and	F-5
	e.	Notes to Financial Statements	F-6

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Equinox International, Inc.

Henderson, Nevada

I have audited the accompanying balance sheet of Equinox International, Inc. (a development stage company) as of February 28, 2009, and the related  statements of operations, stockholders’ equity and cash flows for the period from November 5, 2008 (inception) through February 28, 2009. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the  financial statements referred to above present fairly, in all material respects, the  financial position of Equinox International, Inc. as of February 28, 2009 and the related  statements of operations, stockholders’ equity and cash flows for the period from November 5, 2008 (inception) through February 28, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying  financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado

   Ronald R. Chadwick, P.C.

April 2, 2009

            RONALD R. CHADWICK, P.C.

EQUINOX INTERNATIONAL, INC. (A Development Stage Company) Balance Sheet
Assets

February 28,
2009
Current Assets
Cash	$13,462
Total Current Assets	13,462

Other Assets
Oil and Gas Property	10,000
Total Other Assets	10,000

Total Assets	$23,462
Liabilities and Stockholders’ Equity (deficit)

Long Term Liabilities
Loan from Director	$174
Total Long Term Liabilities	174

Stockholders’ Equity (deficit)

Common stock, $0.001par value, 75,000,000 shares authorized;
4,640,000 shares issued and outstanding	4,640

Additional paid-in-capital	22,160
Deficit accumulated during the development stage	(3,512)
Total stockholders’ equity (deficit)	23,288
Total liabilities and stockholders’ equity (deficit)	$23,462

The accompanying notes are an integral part of these financial statements. F-2

EQUINOX INTERNATIONAL, INC. (A Development Stage Company) Statement of Operations

From Inception on November 5, 2008 to February 28, 2009

Expenses
General and Administrative Expenses	$3,512
Net (loss) from Operations before Taxes	(3,512)
Provision for Income Taxes	0
Net (loss)	$(3,512)

(Loss) per common share – Basic and diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding	1,364,310

The accompanying notes are an integral part of these financial statements. F-3

EQUINOX INTERNATIONAL, INC. (A Development Stage Company) Statement of Stockholders’ Equity From Inception on November 5, 2008 to February 28, 2009
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total

Balance at inception on November 5, 2008
January 20, 2009
Common shares issued for cash at $0.001	3,000,000	$ 3,000	$ -	$ -	$ 3,000
February 2, 2009
Common shares issued for cash at $0.01	900,000	900	8,100	-	9,000
February 20, 2009
Common shares issued for cash at $0.02	740,000	740	14,060		14,800
Net (loss)				(3,512)	(3,512)
Balance as of February 28, 2009	4,640,000	$ 4,640	$22,160	$ (3,512)	$ 23,288

The accompanying notes are an integral part of these financial statements.

EQUINOX INTERNATIONAL, INC. (A Development Stage Company) Statement of Cash Flows

		From Inception on November 5, 2008 to February 28, 2009

Operating Activities
Net (loss)		$(3,512)
Net cash (used) for operating activities		(3,512)

Investing Activities
Oil and gas property acquisition costs		(10,000)
Net Cash provided by (used in) Investing Activities		(10,000)

Financing Activities
Loans from Director		174
Sale of common stock		26,800
Net cash provided by financing activities		26,974

Net increase (decrease) in cash and equivalents		13,462

Cash and equivalents at beginning of the period		-
Cash and equivalents at end of the period		$13,462

Supplemental cash flow information:

Cash paid for:

Interest		$-
Taxes		$-

Non-Cash Activities	$

The accompanying notes are an integral part of these financial statements. F-5

EQUINOX INTERNATIONAL, INC.

(A Development Stage Company)

Notes To The Financial Statements

February 28, 2009

1. ORGANIZATION AND BUSINESS OPERATIONS

EQUINOX INTERNATIONAL, INC. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on November 5, 2008.  The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises (“SFAS No.7”) and intends to commence operations in oil & gas exploration and production industry in North America.  The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception on November 5, 2008 through February 28, 2009 the Company has accumulated losses of  $3,512.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $3,512 as of February 28, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

  c) Cash and Cash Equivalents

 The Company considers all highly liquid instruments with a maturity  of  three months or less at the time of issuance to be cash equivalents.

 d) Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual  results  could differ from those estimates.

  e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United  States dollar.

 f) Financial Instruments

The  carrying value of the Company's  financial  instruments  approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS No.  123  and  123 (R).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

EQUINOX INTERNATIONAL, INC.

(A Development Stage Company)

Notes To The Financial Statements

February 28, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

h) Income Taxes

 Income taxes are accounted  for  under  the  assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets  and  liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

 i) Basic and Diluted Net Loss per Share

 The Company computes net loss per share in  accordance  with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted  earnings  per  share  (EPS) on the face of the income  statement.

 Basic  EPS  is  computed   by  dividing  net  loss  available  to   common shareholders  (numerator)  by  the   weighted  average  number  of  shares outstanding (denominator) during the period.  Diluted EPS gives effect  to all potentially  dilutive  common  shares  outstanding during  the period. Diluted  EPS excludes all potentially dilutive shares if their   effect is anti-dilutive.

j) Fiscal Periods

The Company's fiscal year end is February 28.

k) Oil and gas accounting policy

The Company utilizes the full-cost method of accounting for oil and  gas properties. Under this method, the Company capitalizes all costs associated with acquisition, exploration and development of oil and natural gas reserves, including leasehold acquisition costs whether the projects are successful or unsuccessful. The capitalized cost is then amortized into expense as the total reserves are produced. Capitalized costs are expensed should the amortization base become worthless.

l) Recent Accounting Pronouncements

 In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

EQUINOX INTERNATIONAL, INC.

(A Development Stage Company)

Notes To The Financial Statements

February 28, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

 In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations.’This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

EQUINOX INTERNATIONAL, INC.

(A Development Stage Company)

Notes To The Financial Statements

February 28, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

3. COMMON STOCK

The authorized capital  of  the Company is 75,000,000 common shares with a  par value of $ 0.001 per share.

On January 20, 2009, the Company issued  3,000,000  shares  of  common stock at a price of $0.001 per share for total cash proceeds of $3,000.

In February  2009, the Company issued 900,000 shares of common stock  at a price of $0.01 per share for total cash proceeds of $9,000.

In February 2009, the Company issued 740,000 shares of common stock  at a price of $0.02 per share for total cash proceeds of $14,800.

During the period November 5, 2008  (inception)  to February 28, 2009, the Company  sold  a  total of 4,640,000 shares of common stock  for  total  cash proceeds  of  $26,800.

4. INCOME TAXES

 As of February 28, 2009, the Company had net operating loss carry forwards of approximately $3,512 that may be available to reduce future years’ taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5.OIL AND GAS PROPERTY

In February 2009 the Company acquired by farmout for $10,000 the right to earn a .38% working interest in two wells in the Bigoray Area of West Central Alberta, Canada, by paying the costs of workover, equipping and tie in on the two wells.

6. RELATED PARTY TRANSACTIONS

On November 5, 2008 a  related party had loaned the Company $174. The loan is non-interest bearing, due upon demand and unsecured.

Part II. Information Not Required In The Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.22
Transfer Agent Fees	$1,000.00
Accounting fees and expenses	$3,300.00
Legal fees and expenses	$1,700.00
Edgar filing fees	$500.00

Total	$6,503.22

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification of Directors and Officers

Our officers and sole director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct. II-1

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 3,000,000 shares of our common stock to Elena Dannikova on January 10, 2009.  Ms. Dannikova is our President, Chief Executive Officer, Treasurer, and our sole Director.  She acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Ms. Dannikova was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

She also represented to us that he was acquiring the shares as principal for his own account with investment intent.  She also represented that she was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision.  This issuance of securities was not accompanied by general advertisement or general solicitation.  The shares were issued with a Rule 144 restrictive legend.

On February 25, 2009, Ms. Dannikova sold 500,000 of her shares of common stock to Maria Manukhina in consideration for $500 cash.

We completed an offering of 900,000 shares of our common stock at a price of $0.01 per share to the following 9 purchasers on February 2, 2009:

Name of Subscriber	Number of Shares
Yuliya Deshina	100,000
Andrey Razvodovskiy	100,000
Andrey Vlasov	100,000
Daria Kobzeva	100,000
Olga Fisher	100,000
Igor Rubanov	100,000
Ekaterina Eremenko	100,000
Elena Vysotskaya	100,000
Vladimir Shiryayev	100,000

The total amount received from this offering was $9,000.  We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 740,000 shares of our common stock at a price of $0.02 per share to the following 20 purchasers on February 20, 2009:

Name of Subscriber	Number of Shares
Viktor Maksakov	40,000
Yuriy Arishin	40,000
Sergey Terekhov	40,000
Nikolay Prudnikov	40,000
Nadezda Tishchenko	40,000
Ekaterina Bas	40,000
Vodnev Vladimir	40,000
Georgiy Bardymov	40,000
Nadezhda Filippova	40,000
Vasiliy Nedoroda	40,000
Vladimir Shishkin	40,000
Aleksey Zuyev	40,000
Anton Yarunin	40,000
Valeriy Yermishin	40,000
Pavlo Ivanov	30,000
Eevgeniy Radchenko	30,000
Maksym Bilous	30,000
Pavlo Holub	30,000
Ivan Baranovskyi	30,000
Ruslan Mykhailytskyi	30,000

The total amount received from this offering was $14,800.  We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Dean Law Corp., with consent to use *
23.1	Consent of Ronald R. Chadwick, P.C.*

* Previously filed

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Las Vegas, State of Nevada, on May 15, 2009.

Equinox International, Inc.

By:/s/ Elena Dannikova
Elena Dannikova
President, Chief Executive Officer,
 Treasurer, Chief Accounting Officer, Chief Financial Officer and sole Director

By:/s/ Maria Manukhina
Maria Manukhina

Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Elena Dannikova	President, Chief Executive	May 15, 2009
Officer, Treasurer,
Elena Dannikova	Chief Accounting Officer,
Chief Financial Officer
and sole Director
/s/ Maria Manukhina	Secretary	May15, 2009

Maria Manukhina	II-7

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Dean Law Corp., with consent to use *
23.1	Consent of Ronald R. Chadwick, P.C.*

* Previously filed